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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related prospectus, of Digital River, Inc. dated April 10, 2002 and to the incorporation by reference therein of our report dated February 22, 2000 with respect to the consolidated financial statements of NetSales, Inc. included in Digital River, Inc.'s Current Report on Form 8-K dated November 7, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

Kansas City, Missouri
April 10, 2002

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Exhibit 23.3
Consent of Independent Auditors